UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2017

REZOLUTE, INC.
(Name of registrant in its charter)

Delaware	000-54495	27-3440894
(State or jurisdiction	(Commission File	(IRS Employer
of incorporation or	Number)	Identification No.)
organization)

1450 Infinite Drive
Louisville, CO 80027
 (Address of principal executive offices)

(303) 222-2128
 (Registrant's telephone number)

AntriaBio, Inc.
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01      Other Events.

On December 6, 2017, the Company filed a Certificate of Ownership and Merger with the Secretary of State of Delaware to effectuate a merger whereby the Company would merge with its wholly-owned subsidiary, Rezolute, Inc., through a parent/subsidiary merger, with the Company as the surviving corporation. This merger, which became effective at 11:59 p.m. on December 18, 2017 (the "Effective Time"), as pursuant to Section 253 of the General Corporation Law of Delaware. Shareholder approval for this merger was not required under Section 253 of the General Corporation Law of Delaware. Upon the Effective Time of this merger, the Company's name was changed to "Rezolute, Inc." and the Company's Certificate of Incorporation was amended to reflect this name change.

In connection with the name change, the Company's Common Stock has been assigned a new symbol for quotation on the OTCQB.  The shares of Common Stock under the new corporate name will be quoted under the symbol "RZLT" on the OTCQB commencing at the opening of trading on December 19, 2017.  The CUSIP number of the Company under the new corporate name is 76200L101.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REZOLUTE, INC.

DATE: December 19, 2017	By:	/s/ Nevan Elam
Nevan Elam Chief Executive Officer & Chairman of the Board